Sub-Adviser,"Loomis, Sayles & Company, L.P."
Fund Name,PFI Global Multi-Strategy Fund
Issuer,Barclays PLC Notes
Date of Purchase,01/05/2016
Underwriter From Whom Purchased,Barclays Capital
Inc.
Affiliated/Principal Underwriter of
Syndicate,Natixis
 Purchase Price ,$99.51
Aggregate % of Issue Purchased by the Firm,0.64%
" Commission, Spread or Profit ",0.45%
Fair & Reasonable Commission (Y/N) (1),Y
,
,
Sub-Adviser,"Loomis, Sayles & Company, L.P."
Fund Name,PFI Global Multi-Strategy Fund
Issuer,HSBC Holdings PLC Notes
Date of Purchase,03/01/2016
Underwriter From Whom Purchased,HSBC Securities
Affiliated/Principal Underwriter of
Syndicate,Natixis
 Purchase Price ,$99.86
Aggregate % of Issue Purchased by the Firm,0.45%
" Commission, Spread or Profit ",0.43%
Fair & Reasonable Commission (Y/N) (1),Y
,
,
Sub-Adviser,"Loomis, Sayles & Company, L.P."
Fund Name,PFI Global Multi-Strategy Fund
Issuer,American Intl Group Notes
Date of Purchase,03/17/2016
Underwriter From Whom Purchased,US Bancorp
Investments
Affiliated/Principal Underwriter of
Syndicate,Natixis
 Purchase Price ,$99.95
Aggregate % of Issue Purchased by the Firm,1.00%
" Commission, Spread or Profit ",0.45%
Fair & Reasonable Commission (Y/N) (1),Y